Sub-Item 77I: Terms of new or amended securities

At its March 26, 2010 Board of Trustees meeting, the Board approved the creation of the Polen Growth Fund, an additional series of the Trust consisting of Institutional Class shares.
At its June 11, 2010 Board of Trustees Meeting, the Board approved the addition of Retail Class shares for the Polen Growth Fund. A description of the Polen Growth Fund's Institutional Class shares and Retail Class shares is contained in its Prospectus and Statement of Additional Information, which were filed in the Trust's Rule 497(e) filing on September 21, 2010.

At its March 26, 2010 Board of Trustees meeting, the Board approved the creation of the Olympia American Real Estate Fund, an additional series of the Trust. Olympia American Real Estate Fund consists of four classes of shares: Class A, Class C, Class D and Class I shares. A description of the Olympia American Real Estate Fund's shares is contained in its Prospectus and Statement of Additional Information, which were filed in the Trust's Rule 485(a) filing on April 9, 2010.

At its June 11, 2010 Board of Trustees meeting, the Board approved the creation of the DuPont Capital Emerging Markets Fund, an additional series of the Trust. The DuPont Capital Emerging Markets Fund consists of four classes of shares: Class A, Class C, Class D and Class I shares. A description of the DuPont Capital Emerging Markets Fund's shares is contained in its Prospectus and Statement of Additional Information, which were filed in the Trust's Rule 497(c) filing on July 7, 2010.

At its June 11, 2010 Board of Trustees meeting, the Board approved the creation of the Boston Advisors Broad Allocation Strategy Fund, an additional series of the Trust. As of October 31, 2010, the Boston Advisors Broad Allocation Strategy Fund consisted of one class of shares: Institutional Class shares. A description of the Boston Advisors Broad Allocation Strategy Fund's Institutional Class shares is contained in its Prospectus and Statement of Additional Information, which were filed in the Trust's Rule 485(b) filing on November 23, 2010.

At its June 11, 2010 Board of Trustees meeting, the Board approved the name changes of the MBIA High Yield Fund, the MBIA Multi-Sector Inflation Protection Fund, the MBIA Core Plus Fixed Income Fund and the MBIA Municipal Bond Inflation Protection Fund to the Cutwater High Yield Fund, the Cutwater Multi-Sector Inflation Protection Fund, the Cutwater Investment Grade Bond Fund and the Cutwater Municipal Bond Inflation Protection Fund, respectively. Effective June 11, 2010, the Board approved the termination of the Retail Class shares and the addition of Class A and Class C shares for each of the Cutwater High Yield Fund, the Cutwater Multi-Sector Inflation Protection Fund, the Cutwater Investment Grade Bond Fund and the Cutwater Municipal Bond Inflation Protection Fund. A description of the Cutwater High Yield Fund's, the Cutwater Multi-Sector Inflation Protection Fund's and the Cutwater Municipal Bond Inflation Protection Fund's shares is contained in their Prospectus and Statement of Additional Information, which were filed in the Trust's Rule 485(b) filing on August 30, 2010. A description of the Cutwater Investment Grade Bond Fund's shares is contained in its Prospectus and Statement of Additional Information, which were filed in the Trust's Rule 497(c) filing on December 3, 2010.